UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): December 1, 2007


                               NATIONAL COAL CORP.
             (Exact name of registrant as specified in its charter)


          FLORIDA                   0-26509                      65-0601272
(State or other jurisdiction      (Commission                 (I.R.S. Employer
     of incorporation)            File Number)               Identification No.)


                            8915 GEORGE WILLIAMS ROAD
                           KNOXVILLE, TENNESSEE 37923
                (Address of Principal Executive Offices/Zip Code)


                                 (865) 690-6900
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 5.02         DEPARTURE  OF DIRECTORS  OR  PRINCIPAL  OFFICERS;  ELECTION OF
                  DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         RESIGNATION OF CURRENT CHIEF FINANCIAL OFFICER

         Effective December 1, 2007, T. Michael Love resigned his position as our Chief Financial Officer and principal financial and accounting officer, and as a member of our Board of Directors.

         In connection with Mr. Love's resignation, on November 28, 2007, we entered into a Separation Agreement with Mr. Love. The Separation Agreement provides for Mr. Love's resignation as our Chief Financial Officer and as a member of our Board of Directors, effective December 1, 2007, and for his continued employment as a Senior Vice-President through January 2, 2008 (the "ENDING DATE"). Mr. Love will continue to provide financing and accounting services for us until the Ending Date. The Separation Agreement further provides
(i) that Mr. Love will continue to receive his current base salary through the Ending Date and medical benefits through March 31, 2008 or until he obtains other employment, and (ii) that Mr. Love's stock option agreement is amended to allow Mr. Love to exercise vested options until December 31, 2009. In addition, Mr. Love has released all claims against us, and we released all claims against Mr. Love.

         On November 28, 2007, we also entered into a Consulting  Agreement with
T. Michael Love. The Consulting Agreement provides that, from January 3, 2008 until March 31, 2008, Mr. Love will provide consulting services to us in the area of financing and accounting. For these services, we will pay Mr. Love approximately $23,000 per month. The consulting agreement will terminate prior to its expiration if he is otherwise employed on a full time basis.

         APPOINTMENT OF NEW CHIEF FINANCIAL OFFICER

         Also effective December 1, 2007, Michael R. Castle was appointed to replace Mr. Love as our Senior Vice President and Chief Financial Officer. Mr. Castle will serve as our principal financial and accounting officer.

         Since 1999, Michael R. Castle (age 48) has been in professional practice specializing in management advisory and consulting services. In his practice he offered various financial and operational skill sets designed to help companies grow, acquire, or sell coal mining and natural gas properties throughout the Kentucky, West Virginia, Ohio, Tennessee and Virginia region. He also provided income tax planning and compliance services for coal mining and coal industry related businesses. From 1991 to 1999, Mr. Castle served as Vice President, Chief Financial Officer of Quaker Coal Company, Inc., a coal mining company with over 1,000 employees. Mr. Castle is a Certified Public Accountant and received a B.S. degree in Accounting from the University of Kentucky.

         The terms of Mr. Castle's employment are set forth in an employment offer letter, dated November 28, 2007, which offer letter provides for:

         o the payment to Mr. Castle of a base salary of $240,000 per annum;

         o commencing fiscal year 2009, Mr. Castle's eligibility to receive a discretionary bonus of up to 50% of his base salary;

         o a stock option to purchase up to 130,000 shares of our common stock at an exercise price of $3.22 per share, which is equal to the closing sales price of our common stock on November 30, 2007, the day immediately preceding his start date, which option shall vest 25% on each of the first, second, third and fourth anniversaries of his start date;


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         o        temporary  housing and reimbursement for meals for the earlier of three months or until Mr. Castle permanently relocates to Knoxville, Tennessee;

         o participation in all benefit plans offered to similarly situated employees; and

         o upon the termination of Mr. Castle's employment without cause following a change of control, the payment to Mr. Castle of 12 months base salary and acceleration of vesting of all unvested stock option.

         There are no understandings or arrangements between Mr. Castle and any other person pursuant to which Mr. Castle was selected as an officer. Mr. Castle does not have any family relationship with any director, executive officer or person nominated or chosen by our Board of Directors to become a director or executive officer. Prior to his employment with us, commencing in October, 2006 and ending November, 2007, Mr. Castle was engaged by us as a consultant with respect to financial reporting matters for which he received aggregate compensation of $134,411.15.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

         (d)      Exhibits.

                  The following exhibits are filed herewith:

                  EXHIBIT
                  NUMBER   DESCRIPTION
                  -------  -----------

                  10.1 Separation Agreement, dated as of November 28, 2007, between T. Michael Love and National Coal Corp.

                  10.2 Consulting Agreement, dated as of November 28, 2007, between T. Michael Love and National Coal Corp.

                  10.3 Employment Offer Letter, dated November 28, 2007, between Michael Castle and National Coal Corp.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NATIONAL COAL CORP.



Date:    December 3, 2007                   By:      /S/ DAN ROLING
                                                --------------------------------
                                                         Dan Roling
                                                         Chief Executive Officer


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